CONSULTING AGREEMENT

THIS CONSULTING AGREEMENT (this "Agreement") dated this day of December, 2013 BETWEEN

HARMONIC ENERGY INC. 3rd Floor, 207 Regent Street, London W1B 3HH. UK. (the "Client") OF THE FIRST PART

- AND -

JM TRADING CO LTD. of 11 Deanway, Hove,E.Sussex, UK. BN3 6DG (the "Consultant") OF THE SECOND PART

BACKGROUND:

A.                  The Client is of the opinion that the Consultant has the necessary qualifications, experience and abilities to provide services to the Client.

B.                  The Consultant is agreeable to providing such services to the Client on the terms and conditions set out in this Agreement.

IN CONSIDERATION OF the matters described above and of the mutual benefits and obligations set forth in this Agreement, the receipt and sufficiency of which consideration is hereby acknowledged, the parties to this Agreement agree as follows:

Subject only to the authority and direction of the Board of Directors of Harmonic Energy Inc.(the "Board"), the Consultant, through its principal, Jamie Mann, shall serve the Client and shall perform on behalf of the Client, and/or subsidiaries of the Client, such reasonable duties consistent with the position of CEO as may from time to time be required or authorized by the Board, which duties, without restricting the generality of the foregoing, shall include:

(a) the development, direction, co-ordination and monitoring of the fundamental policies. Strategic goals, prioritize and targets of the Client and its subsidiaries in keeping with their corporate objectives including management and supervision over and director of the operations of the Client and its subsidiaries and all officers and Employees of the Client and its subsidiaries. The Consultant shall have responsibility for and authority to conduct the day-to-day operations of the Client and its subsidiaries;

(b) general administration;

(c) overseeing accounting and personal management for the Client and its subsidiary;

(d) fundraising; and

(e) generally using his best efforts to promote the interests and goodwill of the Clients business.

The Consultant shall also have such powers as may be usually exercised by a CEO and such further powers as may from time to time be conferred upon or a signed to him by the Board. These duties and responsibilities may be varied by the Board from time to time.

1.2 Services

1.                   The Client hereby agrees to engage the Consultant to provide the Client with professional services (the "Services") summarized above. The Services will also include any other tasks which the parties may agree on from time to time. The Consultant hereby agrees to provide such Services to the Client.

Term of Agreement

2.                   The term of this Agreement will begin on the date of this Agreement and will continue for a two (2) year period.

3.                   Except as otherwise provided in this Agreement, the obligations of the Consultant will terminate at the end of this Agreement.

Performance

4.                   The parties agree to do everything necessary to ensure that the terms of this Agreement take effect.

Remuneration

5.                   For the services rendered by the Consultant as required by this Agreement, the Client will pay to the Consultant fees totaling USD $65000 per year. Payments will be made in equal installments of USD $5416.66 each calendar month on receipt of invoice. Fees are exclusive of sales tax at prevailing rate if applicable. At the client’s expense, a car shall be made available for use by the Consultant. Fuel, insurance and servicing will be included.

Reimbursement of Expenses

6.                   The Consultant will be fully reimbursed for all expenses associated with the provision of the Services hereunder. This shall include all travel of behalf of client, communications, IT services, IT hardware, subsistence, entertainment. The Consultant will furnish receipts, invoices and documentation to the Client for all such expenses.

Payment Penalties

7.                   No late payment penalty will be charged if the Client does not comply with the rates, amounts or dates of pay provided in this Agreement.

Non-Solicitation

8.                   Any attempt on the part of the Consultant to induce to leave the Client's engagement, or any effort by the Consultant to interfere with the Client's relationship with its employees or other consultants would be harmful and damaging to the Client.

9.                   The Consultant agrees that during the term of this Agreement and for a period of 1 year after the termination of the Agreement, the Consultant will not in any way directly or indirectly:

a.                   induce or attempt to induce any employee or other consultant of the Client to quit employment or retainer with the Client;

b.                   otherwise interfere with or disrupt the Client's relationship with its employees or other consultants;

c.                    discuss employment opportunities or provide information about competitive employment to any of the Client's employees or other consultants; or

d.                   solicit, entice, or hire away any employee or other consultant of the Client.

Ownership of Materials

10.                All IP, materials developed, produced, or in the process of being so under this Agreement, will be the property of the Client. The use of the mentioned materials by the Client will not be restricted in any manner.

Return of Property

11.                Upon the expiry or termination of this Agreement, the Consultant will return to the Client any property, documentation, records, or confidential information which is the property of the Client.

Assignment

12.                The Consultant will not voluntarily or by operation of law assign or otherwise transfer its obligations under this Agreement without the prior written consent of the Client.

Capacity/Independent Contractor

13.                It is expressly agreed that the Consultant is acting as an independent contractor and not as an employee in providing the Services under this Agreement. The Consultant and the Client acknowledge that this Agreement does not create a partnership or joint venture between them, and is exclusively a contract for service. The Consultant is free to consultant with any other individuals or companies during the term of this agreement that are not associated with the Client.

Modification of Agreement

14.                Any amendment or modification of this Agreement or additional obligation assumed by either party in connection with this Agreement will only be binding if evidenced in writing signed by each party or an authorized representative of each party.

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Notice

15.                All notices, requests, demands or other communications required or permitted by the terms of this Agreement will be given in writing and delivered to the parties of this Agreement as follows:

HARMONIC ENERGY INC.

3rd Floor, 207 Regent Street

London

W1B 3HH

U.K.

JM TRADING COMPANY LTD

t/a ProSource

11 Deanway

Hove

E.Sussex

BN3 6DG

or to such other address as to which any Party may from time to time notify the other.

Costs and Legal Expenses

16.                In the event that legal action is brought to enforce or interpret any term of this Agreement, the prevailing party will be entitled to recover, in addition to any other damages or award, all reasonable legal costs and fees associated with the action.

Time of the Essence

17.                Time is of the essence in this Agreement. No extension or variation of this Agreement will operate as a waiver of this provision.

Entire Agreement

18.                It is agreed that there is no representation, warranty, collateral agreement or condition affecting this Agreement except as expressly provided in this Agreement.

Implied Obligations

19.                It is the intention of both parties that any implied obligations referenced or defined in The Supply of Goods and Services Act 1982 or The Sale of Goods Act 1979 as amended, are expressly excluded for the purposes of this Agreement.

Limitation of Liability

20.                It is understood and agreed that the Consultant will have no liability to the Client or any other party for any loss or damage (whether direct, indirect, or consequential) which may arise from the provision of the Services.

Indemnification

21.                The Client will indemnify and hold the Consultant harmless from any claims against the Consultant by any other party, arising directly or indirectly out of the provision of the Services by the Consultant.

Enurement

22.                This Agreement will enure to the benefit of and be binding on the parties and their respective heirs, executors, administrators, successors and permitted assigns.

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Currency

23.                Except as otherwise provided in this Agreement, all monetary amounts referred to in this Agreement are in US Dollars

Third Party Rights

24.                Third parties cannot benefit from this Agreement under The Contracts (Rights of Third Parties) Act 1999.

Titles/Headings

25.                Headings are inserted for the convenience of the parties only and are not to be considered when interpreting this Agreement.

Gender

26.                Words in the singular mean and include the plural and vice versa. Words in the masculine mean and include the feminine and vice versa.

Governing Law

27.                This Agreement will be construed in accordance with and governed by the laws of England and the parties submit to the exclusive jurisdiction of the English Courts.

Dispute Resolution

29.                In the event a dispute arises out of or in connection with this Agreement the parties will attempt to resolve the dispute through friendly consultation.

30.                If the dispute is not resolved within a reasonable period then any or all outstanding issues may be submitted to mediation in accordance with any statutory rules of mediation. If mediation is not successful in resolving the entire dispute or is unavailable, any outstanding issues will be submitted to final and binding arbitration in accordance with the laws of the United Kingdom of Great Britain and Northern Ireland. The arbitrator's award will be final, and judgment may be entered upon it by any court having jurisdiction within the United Kingdom of Great Britain and Northern Ireland.

Severability

31.                In the event that any of the provisions of this Agreement are held to be invalid or unenforceable in whole or in part, all other provisions will nevertheless continue to be valid and enforceable with the invalid or unenforceable parts severed from the remainder of this Agreement.

Waiver

32.                The waiver by either party of a breach, default, delay or omission of any of the provisions of this Agreement by the other party will not be construed as a waiver of any subsequent breach of the same or other provisions.

IN WITNESS WHEREOF the parties have duly executed this Service Agreement this 20 day of Dec, 2013.

JM Trading Company Ltd

/s/ Jamie Mann

Jamie Mann

Harmonic Energy Inc

/s/ Jamie Mann

Jamie Mann

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